ZQ CAPITAL LIMITED
Suite 3208 Champion Tower
Three Garden Road, Central, Hong Kong

March 13, 2018

To: Nu Skin Enterprises, Inc.
     75 West Center
     Provo, UT 84601, USA

Re: Cash Settlement of Convertible Notes

Ladies and Gentlemen:

Reference is made to the Indenture (the "Indenture"), dated as of June 16, 2016, by and between Nu Skin Enterprises, Inc., a Delaware corporation (the "Issuer"), and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States, as trustee (the "Trustee"), pursuant to which, among others, the Issuer issued to Ping An ZQ China Growth Opportunity Limited ("Ping An ZQ") the Issuer's 4.75% Convertible Senior Notes due 2020 (the "Convertible Notes") in the aggregate principal amount of $210 million.

On February 16, 2018, Ping An ZQ issued a letter to the Issuer and a Conversion Notice (as defined in the Indenture) to the Conversion Agent (as defined in the Indenture) to convert its full $210 million of the aggregate principal amount of the Convertible Notes.  Pursuant to the terms of the Indenture, the Issuer has agreed to settle its conversion obligation with respect to the Convertible Notes (i) in cash in the amount of $210 million with respect to the principal amount of the Convertible Notes converted and any accrued and unpaid interest to the conversion settlement date ("Cash Settlement"), and (ii) in 1,535,652 shares of the Issuer's Class A Common Stock (the "Class A Common Stock") with respect to any additional amounts so long as the Convertible Notes were held by Ping An ZQ (the "Share Settlement").  On February 28, 2018, the Issuer satisfied its obligations under the Share Settlement by delivering 1,535,652 shares of the Class A Common Stock to Ping An ZQ.

Pursuant to Section 10.02(c) of the Indenture, the Issuer is required to satisfy its obligations under the Cash Settlement by delivering the cash payment to Ping An ZQ no later than April 2, 2018, which date is the 30th Business Day (as defined in the Indenture) after February 16, 2018.

Notwithstanding the foregoing, each of the Issuer and Ping An ZQ hereby agrees (i) to extend the latest date for payment of the Cash Settlement to May 15, 2018 and (ii) to take all actions necessary or appropriate to extend the latest date for payment of the Cash Settlement to May 15, 2018, including, without limitation, providing any consent, document or other information reasonably requested by the Trustee.

[Signature pages to follow]

Sincerely Yours,

PING AN ZQ CHINA GROWTH OPPORTUNITY LIMITED
By:	/s/ Zheqing Shen
Name:	Zheqing Shen
Title:	Director

Acknowledged and agreed,

NU SKIN ENTERPRISES, INC.
By:	/s/ D. Matthew Dorny
Name:	D. Matthew Dorny
Title:	EVP, General Counsel and Secretary

[Signature Page to Side Letter]